SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOURTH QUARTER 2017

NEWS RELEASE
February 21, 2018

Sun Communities, Inc. Reports 2017 Fourth Quarter Results

Southfield, Michigan, February 21, 2018 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its fourth quarter results.

Financial Results for the Quarter and Year Ended December 31, 2017

For the quarter ended December 31, 2017, total revenues increased $23.4 million, or 10.7 percent, to $242.0 million compared to $218.6 million for the same period in 2016. Net income attributable to common stockholders was $7.4 million, or $0.09 per diluted common share, as compared to net loss attributable to common stockholders of $1.6 million, or $0.02 net loss per diluted common share, in 2016.

For the year ended December 31, 2017, total revenues increased $148.8 million, or 17.9 percent, to $982.6 million compared to $833.8 million for the same period in 2016. Net income attributable to common stockholders was $65.0 million, or $0.85 per diluted common share, as compared to net income attributable to common stockholders of $17.4 million, or $0.26 per diluted common share, for the same period in 2016.

Non-GAAP Financial Measures and Portfolio Performance

•
Core Funds from Operations (“Core FFO”)(1) for the quarter ended December 31, 2017, was $0.98 per diluted share and OP unit (“Share”) as compared to $0.91 in the prior year, an increase of 7.7 percent.

•	Core FFO(1) for the year ended December 31, 2017, was $4.17 per Share as compared to $3.79 in the prior year, an increase of 10.0 percent.

•	Same Community Net Operating Income (“NOI”)(1) increased by 7.0 percent and 6.9 percent for the quarter and year ended December 31, 2017, respectively, as compared to the same periods in 2016.

•	Home sales volumes increased 11.6 percent and 3.5 percent for the quarter and year ended December 31, 2017, respectively, as compared to the same periods in 2016.

•	Revenue producing sites increased by 573 sites and 2,406 sites for the quarter and year ended December 31, 2017, respectively, as compared to 301 sites and 1,686 sites in the same periods in 2016.

“Our strong 2017 results demonstrate our commitment to creating shareholder value by sustaining our high-quality portfolio and delivering best in class service to our residents and guests,” said Gary A. Shiffman, Chairman and Chief Executive Officer. “We begin 2018 with an optimistic outlook and an enthusiasm to once again deliver industry leading organic growth. Consistent annual rent increases, opportunities to capture occupancy gains, the ongoing development and lease up of our available expansion sites, and the opportunity to convert transient RV sites to annual leases over time provide us with a runway to deliver ongoing attractive results.”

i

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 95.8 percent at December 31, 2017, compared to 96.2 percent at December 31, 2016. The decline in occupancy is primarily attributable to vacant MH expansion sites that were completed during the fourth quarter.

During the fourth quarter of 2017, revenue producing sites increased by 573 sites, as compared to 301 revenue producing sites gained during the fourth quarter of 2016.

Revenue producing sites increased by 2,406 for the year ended December 31, 2017 as compared to 1,686 sites for the year ended December 31, 2016.

Same Community Results

For the 231 communities owned by the Company since January 1, 2016, NOI(1) for the quarter ended December 31, 2017 increased 7.0 percent over the same period in 2016, as a result of a 6.4 percent increase in revenues and a 4.9 percent increase in operating expenses.  Same Community occupancy increased to 97.3 percent at December 31, 2017 from 95.4 percent(11)(12) at December 31, 2016.

For the year ended December 31, 2017, total revenues increased by 6.0 percent while total expenses increased by 3.8 percent, resulting in an increase to NOI(1) of 6.9 percent over the year ended December 31, 2016.

Home Sales

Total home sales were 850 for the quarter ended December 31, 2017, as compared to 762 homes sold during the same period in 2016, an 11.6 percent increase. During the year ended December 31, 2017, the Company sold 3,282 homes, compared to 3,172 homes sold for the same period ending 2016, an increase of 3.5 percent.

Rental homes sales, which are included in total home sales, were 340 and 231 for the quarter ended December 31, 2017 and 2016, respectively. Rental home sales were 1,168 and 1,089 for the year ended December 31, 2017 and 2016, respectively.

PORTFOLIO ACTIVITY

Acquisitions (2)

During the quarter ended December 31, 2017, the Company acquired a 201 site MH and RV resort located in Panama City Beach, Florida, for total consideration of $19.5 million. Additionally, the Company acquired a 383 site age-restricted MH community located in Port Orange, Florida, for total consideration of $32.5 million.

Catastrophic Weather

As previously announced, the Company’s communities in Florida and Georgia sustained damage from Hurricane Irma in September 2017, including complete asset impairments at three communities in the Florida Keys which will require redevelopment. Charges of $8.4 million were recognized as “Catastrophic weather related charges, net” in the Consolidated Statements of Operations for the year ended December 31, 2017. After quarter end, the Company received an advance from its insurer for $5.0 million related to losses from debris and tree removal, common area repairs and minor flooding damage.

For the year ended December 31, 2017, no insurance advances for lost earnings from the three Florida Keys communities were received. However, Core FFO(1) for the fourth quarter of 2017 and the Company’s full year 2018 guidance includes adjustments of $0.3 million and $1.3 million, respectively, for estimated loss of earnings in excess of the applicable business interruption deductible.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter ended December 31, 2017, the Company defeased a $38.6 million collateralized term loan with a 5.25 percent fixed interest rate. As a result of the transaction the Company recognized a loss on extinguishment of debt of $5.2 million. Concurrent with the defeasance, the Company entered into a new $100.0 million collateralized term loan encumbered by the same property with a 4.25 percent fixed rate of interest that will fully amortize over a 30-year term.

As of December 31, 2017, the Company had $3.1 billion of debt outstanding. The weighted average interest rate was 4.50 percent and the weighted average maturity was 8.9 years. The Company had $10.1 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 6.3 times.

Equity Transactions

As previously announced, during the quarter ended December 31, 2017, the Company redeemed its 7.125% Series A Cumulative Redeemable Preferred Stock. Holders received a cash payment of $25.14349 per share which included accrued and unpaid dividends. In the aggregate, the Company paid $85.5 million to redeem all of the 3,400,000 outstanding shares.

Additionally, during the quarter ended December 31, 2017, the Company issued 321,800 shares of common stock through its At-the-Market equity sales program at a weighted average price of $93.33 per share. Net proceeds from the sales were $29.7 million.

2018 Distributions

After quarter end, the Company announced a 6.0 percent annual distribution increase to $2.84 per common share from $2.68 per common share. This increase will begin with the first quarter distribution to be declared in March 2018 and paid in April 2018.

GUIDANCE 2018

The Company estimates full year 2018 net income per diluted share to be in the range of $1.26 to $1.42, and Core FFO(1) per Share to be in the range of $4.48 to $4.58. The Company estimates first quarter 2018 net income per diluted share to be in the range of $0.32 to $0.36, and Core FFO(1) per Share to be in the range of $1.12 to $1.14. Guidance does not include prospective acquisitions or capital markets activity.

Total Portfolio

Number of communities: 350
	2017 Actual	2018E
	(in Millions)	Change %
Income from real property (excluding transient revenue)	$664.3	7.0% - 7.4%
Transient revenue	77.9	8.9% - 10.0%
Income from real property	$742.2	7.2% - 7.7%
Property operating and maintenance	210.3	3.9% - 4.3%
Real estate taxes	52.3	7.1% - 7.8%
Total property operating expenses	$262.6	4.5% - 5.0%
NOI(1)	$479.6	8.4% - 9.4%

	2017 Actual	2018E
	(in Millions)	Change %
Rental program, net	$28.5	2.5% - 4.6%
Home sales gross profit	32.3	0.9% - 5.3%
Ancillary revenues, net	10.4	(1.9%) - 0.0%
Interest, brokerage commissions, and other revenues, net	24.9	2.4% - 3.6%
Home selling expenses	12.5	21.6% - 22.4%
General and administrative	74.7	1.3% - 2.9%

Net Income per fully diluted share		2018E
Weighted average common shares outstanding, fully diluted (in millions) (i)		78.9
Q1 2018 Net income per fully diluted share		$0.32 - $0.36
Full Year 2018 Net income per fully diluted share		$1.26 - $1.42

Core FFO per fully diluted share		2018E
Weighted average common shares outstanding, fully diluted (in millions) - Core FFO(1)		84.0
Q1 2018 Core FFO(1) per fully diluted share		$1.12 - $1.14
Full Year 2018 Core FFO(1) per fully diluted share		$4.48 - $4.58

(i)
Certain securities that are dilutive to the computation of Core FFO(1) per fully diluted share in the table above have been excluded from the computation of net income per fully diluted share, as inclusion of these securities would have been anti-dilutive to net income per fully diluted share.

Supplementary Information:

	1Q18	2Q18	3Q18	4Q18
Seasonality of Core FFO(1)	24.9%	23.1%	27.9%	24.1%

2018E
New home sales volume	500 - 560
Pre-owned home sales volume	2,650 - 2,900
Increase in revenue producing sites	2,700 - 2,900
Gross profit from rental home sales included above (non-FFO) (in millions)	$14.5
Loss of earnings in 2018 from Florida Keys (in millions)	$1.3

Same Community Portfolio(i):

Number of communities: 336
	2017 Actual	2018E
	(in Millions)	Change %
Income from real property (excluding transient revenue)	$629.3	6.0% - 6.2%
Transient revenue	74.9	4.9% - 5.7%
Income from real property (ii)	$704.2	5.9% - 6.1%
Property operating and maintenance (ii) (iii)	172.3	2.7% - 2.9%
Real estate taxes	51.7	4.8% - 5.2%
Total property operating expenses	$224.0	3.2% - 3.4%
NOI(1)	$480.2	7.0% - 7.5%

(i)	The amounts in the table above reflect constant currency, as Canadian currency figures included within the 2017 actual amounts have been translated at the assumed exchange rate used for 2018 guidance.

(ii)	The foregoing table nets $30.6 million of utility revenue against the related utility expense in property operating and maintenance expense.

(iii)
2017 actual property operating and maintenance expense excludes $2.6 million of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards that do not meet the Company’s capitalization policy.

Supplementary Information:

	1Q18	2Q18	3Q18	4Q18
Same Community NOI(1) Seasonality	25.5%	23.7%	26.1%	24.7%

			2018E
Weighted average monthly rent increase			3.8%

Core FFO(1) per Share estimates assume certain gain and loss items that management considers unrelated to the operational and financial performance of our core business will be adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

v

EARNINGS CONFERENCE CALL

A conference call to discuss fourth quarter operating results will be held on Thursday, February 22, 2018 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through March 8, 2018 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13673837. The conference call will be available live on Sun Communities’ website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of December 31, 2017, owned, operated, or had an interest in a portfolio of 350 communities comprising approximately 122,000 developed sites in 29 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	Ryan Burke	(949) 640-8780	rburke@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

4th Quarter 2017 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of December 31, 2017)

4,882
473
226
1,595
475
548
26,137
1,757
680
324
413
149
1,277
6,498
2,481
2,150
3,420
2,904
2,917
916
976
1,156
718
4,882
237
672
588
1,139
7,974
43,328
Number of Sites: **121,892**
Headquarters

4th Quarter 2017 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	12/31/2017	12/31/2016
ASSETS:
Land	$1,107,838	$1,051,536
Land improvements and buildings	5,102,014	4,825,043
Rental homes and improvements	528,074	489,633
Furniture, fixtures and equipment	144,953	130,127
Investment property	6,882,879	6,496,339
Accumulated depreciation	(1,237,525)	(1,026,858)
Investment property, net	5,645,354	5,469,481
Cash and cash equivalents	10,127	8,164
Inventory of manufactured homes	30,430	21,632
Notes and other receivables, net	163,496	81,179
Collateralized receivables, net (3)	128,246	143,870
Other assets, net	134,304	146,450
Total assets	$6,111,957	$5,870,776
LIABILITIES:
Mortgage loans payable	$2,867,356	$2,819,567
Secured borrowings (3)	129,182	144,477
Preferred OP units - mandatorily redeemable	41,443	45,903
Lines of credit	41,257	100,095
Distributions payable	55,225	51,896
Other liabilities	270,741	279,667
Total liabilities	3,405,204	3,441,605
Series A-4 preferred stock	32,414	50,227
Series A-4 preferred OP units	10,652	16,717
STOCKHOLDERS’ EQUITY:
Series A preferred stock	—	34
Common stock	797	732
Additional paid-in capital	3,758,533	3,321,441
Accumulated other comprehensive income (loss)	1,102	(3,181)
Distributions in excess of accumulated earnings	(1,162,001)	(1,023,415)
Total SUI stockholders’ equity	2,598,431	2,295,611
Noncontrolling interests:
Common and preferred OP units	60,971	69,598
Consolidated variable interest entities	4,285	(2,982)
Total noncontrolling interest	65,256	66,616
Total stockholders’ equity	2,663,687	2,362,227
Total liabilities & stockholders’ equity	$6,111,957	$5,870,776

4th Quarter 2017 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2017	2016	Change	% Change
REVENUES
Income from real property (excluding transient revenue)	$169,102	$156,533	$12,569	8.0%
Transient revenue	12,348	10,824	1,524	14.1%
Revenue from home sales	36,089	28,520	7,569	26.5%
Rental home revenue	12,775	12,084	691	5.7%
Ancillary revenues	5,425	4,982	443	8.9%
Interest	5,571	4,791	780	16.3%
Brokerage commissions and other revenues, net	716	900	(184)	(20.4)%
Total revenues	242,026	218,634	23,392	10.7%

EXPENSES
Property operating and maintenance	50,417	47,917	2,500	5.2%
Real estate taxes	12,966	12,184	782	6.4%
Cost of home sales	27,115	21,617	5,498	25.4%
Rental home operating and maintenance	5,179	6,657	(1,478)	(22.2)%
Ancillary expenses	5,352	4,728	624	13.2%
Home selling expenses	3,066	2,504	562	22.4%
General and administrative	18,523	17,177	1,346	7.8%
Transaction costs	2,811	4,023	(1,212)	(30.1)%
Catastrophic weather related charges, net	228	1,172	(944)	(80.6)%
Depreciation and amortization	71,817	62,205	9,612	15.5%
Loss on extinguishment of debt	5,260	1,127	4,133	366.7%
Interest	31,363	30,641	722	2.4%
Interest on mandatorily redeemable preferred OP units	753	789	(36)	(4.6)%
Total expenses	234,850	212,741	22,109	10.4%
Income before other items	7,176	5,893	1,283	21.8%
Other income / (expense), net (4)	3,642	(4,676)	8,318	177.9%
Current tax expense	(313)	(116)	(197)	(169.8)%
Deferred tax (expense) / benefit	(163)	400	(563)	(140.8)%
Net income	10,342	1,501	8,841	589.0%
Less: Preferred return to preferred OP units	(1,099)	(1,213)	114	(9.4)%
Less: Amounts attributable to noncontrolling interests	(876)	310	(1,186)	(382.6)%
Less: Preferred stock distribution	(929)	(2,198)	1,269	(57.7)%
NET INCOME / (LOSS) ATTRIBUTABLE TO SUI	$7,438	$(1,600)	$9,038	564.9%

Weighted average common shares outstanding:
Basic	78,633	72,277	6,356	8.8%
Diluted	79,107	72,685	6,422	8.8%
Earnings / (loss) per share:
Basic	$0.09	$(0.02)	$0.11	550.0%
Diluted	$0.09	$(0.02)	$0.11	550.0%

4th Quarter 2017 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Year to Date Comparison
(amounts in thousands, except per share amounts)

	Year Ended December 31,
	2017	2016	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$664,281	$562,754	$101,527	18.0%
Transient revenue	77,947	58,163	19,784	34.0%
Revenue from home sales	127,408	110,507	16,901	15.3%
Rental home revenue	50,549	47,780	2,769	5.8%
Ancillary revenues	37,511	33,424	4,087	12.2%
Interest	21,180	18,113	3,067	16.9%
Brokerage commissions and other revenues, net	3,694	3,037	657	21.6%
Total revenues	982,570	833,778	148,792	17.9%

EXPENSES:
Property operating and maintenance	210,278	173,274	37,004	21.4%
Real estate taxes	52,288	44,306	7,982	18.0%
Cost of home sales	95,114	80,420	14,694	18.3%
Rental home operating and maintenance	22,000	24,294	(2,294)	(9.4)%
Ancillary expenses	27,071	23,425	3,646	15.6%
Home selling expenses	12,457	9,744	2,713	27.8%
General and administrative	74,711	64,087	10,624	16.6%
Transaction costs	9,801	31,914	(22,113)	(69.3)%
Catastrophic weather related charges, net	8,352	1,172	7,180	612.6%
Depreciation and amortization	261,536	221,770	39,766	17.9%
Loss on extinguishment of debt	6,019	1,127	4,892	434.1%
Interest	127,128	119,163	7,965	6.7%
Interest on mandatorily redeemable preferred OP units	3,114	3,152	(38)	(1.2)%
Total expenses	909,869	797,848	112,021	14.0%
Income before other items	72,701	35,930	36,771	102.3%
Other income / (expense), net (4)	8,982	(4,676)	13,658	292.1%
Current tax expense	(446)	(683)	237	34.7%
Deferred tax benefit	582	400	182	45.5%
Income from affiliate transactions	—	500	(500)	100.0%
Net income	81,819	31,471	50,348	160.0%
Less: Preferred return to preferred OP units	(4,581)	(5,006)	425	(8.5)%
Less: Amounts attributable to noncontrolling interests	(5,055)	(150)	(4,905)	3,270.0%
Less: Preferred stock distribution	(7,162)	(8,946)	1,784	(19.9)%
NET INCOME ATTRIBUTABLE TO SUI	$65,021	$17,369	$47,652	274.4%

Weighted average common shares outstanding:
Basic	76,084	65,856	10,228	15.5%
Diluted	76,711	66,321	10,390	15.7%
Earnings per share:
Basic	$0.85	$0.27	$0.58	214.8%
Diluted	$0.85	$0.26	$0.59	226.9%

4th Quarter 2017 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(in thousands except for *)

Outstanding Securities - As of December 31, 2017

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	345	2.4390	841	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	424	0.4444	188	$25	6.5%
Series C preferred OP units	316	1.1100	351	$100	4.5%
Common OP units	2,746	1.0000	2,746	N/A	Mirrors common shares distributions
Series A-4 cumulative convertible preferred stock	1,085	0.4444	482	$25	6.5%

Non-Convertible Securities
Common shares	79,679	N/A	N/A	N/A	$2.68^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of December 31, 2017

Equity	Shares	Share Price*	Total
Common shares	79,679	$92.78	$7,392,618
Common OP units	2,746	$92.78	254,774
Subtotal	82,425		$7,647,392

Series A-1 preferred OP units	841	$92.78	78,028
Series A-3 preferred OP units	74	$92.78	6,866
Series A-4 preferred OP units	188	$92.78	17,443
Series C preferred OP units	351	$92.78	32,566
Total diluted shares outstanding	83,879		$7,782,295

Debt
Mortgage loans payable			$2,867,356
Secured borrowings (3)			129,182
Preferred OP units - mandatorily redeemable			41,443
Lines of credit			41,257
Total Debt			$3,079,238

Preferred
A-4 preferred stock	1,085	$25.00	$27,125
Total Capitalization			$10,888,658

4th Quarter 2017 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

4th Quarter 2017 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations
(amounts in thousands except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income / (loss) attributable to Sun Communities, Inc. common stockholders	$7,438	$(1,600)	$65,021	$17,369
Adjustments:
Depreciation and amortization	72,068	62,351	262,211	221,576
Amounts attributable to noncontrolling interests	825	(296)	4,535	(41)
Preferred return to preferred OP units	570	604	2,320	2,462
Preferred distribution to Series A-4 preferred stock	441	—	2,107	—
Gain on disposition of assets, net	(4,733)	(3,487)	(16,075)	(15,713)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6)	76,609	57,572	320,119	225,653
Adjustments:
Transaction costs	2,811	4,023	9,801	31,914
Other acquisition related costs (5)	98	1,861	2,810	3,328
Income from affiliate transactions	—	—	—	(500)
Loss on extinguishment of debt	5,260	1,127	6,019	1,127
Catastrophic weather related charges, net	228	1,172	8,352	1,172
Loss of earnings - catastrophic weather related	292	—	292	—
Other (income) / expense, net (4)	(3,642)	4,676	(8,982)	4,676
Debt premium write-off	(905)	(839)	(1,343)	(839)
Ground lease intangible write-off	898	—	898	—
Deferred tax expense / (benefit)	163	(400)	(582)	(400)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6)	$81,812	$69,192	$337,384	$266,131

Weighted average common shares outstanding - basic:	78,633	72,277	76,084	65,856
Add:
Common stock issuable upon conversion of stock options	2	1	2	8
Restricted stock	472	407	625	457
Common OP units	2,751	2,793	2,756	2,844
Common stock issuable upon conversion of Series A-1 preferred OP units	847	901	869	925
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	482	—	585	—
Weighted average common shares outstanding - fully diluted	83,262	76,454	80,996	70,165

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$0.92	$0.75	$3.95	$3.22
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$0.98	$0.91	$4.17	$3.79

4th Quarter 2017 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income / (loss) attributable to Sun Communities, Inc., common stockholders	$7,438	$(1,600)	$65,021	$17,369
Interest	32,116	31,430	130,242	122,315
Depreciation and amortization	71,817	62,205	261,536	221,770
Loss on extinguishment of debt	5,260	1,127	6,019	1,127
Transaction costs	2,811	4,023	9,801	31,914
Catastrophic weather related charges, net	228	1,172	8,352	1,172
Other (income) / expense, net (4)	(3,642)	4,676	(8,982)	4,676
Current tax expense	313	116	446	683
Deferred tax expense / (benefit)	163	(400)	(582)	(400)
Income from affiliate transactions	—	—	—	(500)
Preferred return to preferred OP units	1,099	1,213	4,581	5,006
Amounts attributable to noncontrolling interests	876	(310)	5,055	150
Preferred stock distribution	929	2,198	7,162	8,946
RECURRING EBITDA (1)	$119,408	$105,850	$488,651	$414,228

4th Quarter 2017 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income / (Loss) Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income
(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income / (loss) attributable to Sun Communities, Inc., common stockholders:	$7,438	$(1,600)	$65,021	$17,369
Other revenues	(6,287)	(5,691)	(24,874)	(21,150)
Home selling expenses	3,066	2,504	12,457	9,744
General and administrative	18,523	17,177	74,711	64,087
Transaction costs	2,811	4,023	9,801	31,914
Depreciation and amortization	71,817	62,205	261,536	221,770
Loss on extinguishment of debt	5,260	1,127	6,019	1,127
Interest expense	32,116	31,430	130,242	122,315
Catastrophic weather related charges, net	228	1,172	8,352	1,172
Other (income) / expense, net (4)	(3,642)	4,676	(8,982)	4,676
Current tax expense	313	116	446	683
Deferred tax expense / (benefit)	163	(400)	(582)	(400)
Income from affiliate transactions	—	—	—	(500)
Preferred return to preferred OP units	1,099	1,213	4,581	5,006
Amounts attributable to noncontrolling interests	876	(310)	5,055	150
Preferred stock distributions	929	2,198	7,162	8,946
NOI(1) / Gross Profit	$134,710	$119,840	$550,945	$466,909

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Real Property NOI (1)	$118,067	$107,256	$479,662	$403,337
Rental Program NOI (1)	23,623	20,863	92,382	85,086
Home Sales NOI (1) / Gross Profit	8,974	6,903	32,294	30,087
Ancillary NOI (1) / Gross Profit	73	254	10,440	9,999
Site rent from Rental Program (included in Real Property NOI) (1)(7)	(16,027)	(15,436)	(63,833)	(61,600)
NOI (1) / Gross profit	$134,710	$119,840	$550,945	$466,909

4th Quarter 2017 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

4th Quarter 2017 Supplemental Information     11          Sun Communities, Inc.

Financial Highlights
(amounts in thousands, except per share data)

	Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
OPERATING INFORMATION
Total revenues	$242,026	$268,245	$237,899	$234,400	$218,634
Net income	$10,342	$28,958	$16,974	$25,545	$1,501
Net income / (loss) attributable to common stockholders	$7,438	$24,115	$12,364	$21,104	$(1,600)
Earnings / (loss) per share basic	$0.09	$0.31	$0.16	$0.29	$(0.02)
Earnings / (loss) per share diluted	$0.09	$0.31	$0.16	$0.29	$(0.02)

Recurring EBITDA (1)	$119,408	$132,524	$114,324	$122,395	$105,850
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6)	$76,609	$86,917	$73,202	$83,391	$57,572
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6)	$81,812	$93,757	$76,194	$85,621	$69,192
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$0.92	$1.05	$0.92	$1.07	$0.75
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (6) per share - fully diluted	$0.98	$1.13	$0.96	$1.10	$0.91

BALANCE SHEETS
Total assets	$6,111,957	$6,157,836	$6,178,713	$5,902,447	$5,870,776
Total debt	$3,079,238	$3,003,427	$3,018,653	$3,140,547	$3,110,042
Total liabilities	$3,405,204	$3,351,021	$3,373,695	$3,478,132	$3,441,605

4th Quarter 2017 Supplemental Information     12          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
DEBT OUTSTANDING
Mortgage loans payable	$2,867,356	$2,822,640	$2,832,819	$2,774,645	$2,819,567
Secured borrowings (3)	129,182	134,884	139,496	141,671	144,477
Preferred OP units - mandatorily redeemable	41,443	45,903	45,903	45,903	45,903
Lines of credit (8)	41,257	—	435	178,328	100,095
Total debt	$3,079,238	$3,003,427	$3,018,653	$3,140,547	$3,110,042

% FIXED/FLOATING
Fixed	93.7%	94.9%	94.9%	89.4%	91.8%
Floating	6.3%	5.1%	5.1%	10.6%	8.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.25%	4.26%	4.26%	4.26%	4.24%
Preferred OP units - mandatorily redeemable	6.75%	6.87%	6.87%	6.87%	6.87%
Lines of credit (8)	2.79%	—%	—%	2.52%	2.14%
Average before Secured borrowings (3)	4.26%	4.30%	4.30%	4.19%	4.21%
Secured borrowings (3)	9.97%	9.98%	9.99%	10.01%	10.03%
Total average	4.50%	4.56%	4.56%	4.45%	4.48%

DEBT RATIOS
Net Debt / Recurring EBITDA (1) (TTM)	6.3	6.0	6.0	7.0	7.5
Net Debt / Enterprise Value	28.2%	28.3%	27.2%	32.8%	33.8%
Net Debt + Preferred Stock / Enterprise Value	28.5%	29.4%	28.4%	34.2%	35.2%
Net Debt / Gross Assets	41.8%	39.0%	38.0%	44.8%	45.0%

COVERAGE RATIOS
Recurring EBITDA (1) (TTM) / Interest	3.6	3.5	3.4	3.3	3.2
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.3	3.2	3.1	3.0	2.9

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	2018	2019	2020	2021	2022
Mortgage loans payable:
Maturities	$26,186	$64,314	$58,078	$270,680	$82,544
Weighted average rate of maturities	6.13%	6.24%	5.92%	5.53%	4.46%
Principal amortization	55,564	56,904	57,593	56,612	54,001
Secured borrowings (3)	5,541	6,036	6,583	7,069	7,302
Preferred OP units - mandatorily redeemable	6,780	—	—	—	—
Lines of credit	—	4,009	—	37,800	—
Total	$94,071	$131,263	$122,254	$372,161	$143,847

4th Quarter 2017 Supplemental Information     13          Sun Communities, Inc.

Statements of Operations – Same Community
(amounts in thousands except for Other Information)

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	Change	% Change	2017	2016	Change	% Change
REVENUES:
Income from real property (9)	$129,589	$121,791	$7,798	6.4%	$533,942	$503,770	$30,172	6.0%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	10,460	9,671	789	8.2%	45,240	43,078	2,162	5.0%
Legal, taxes & insurance	1,489	1,279	210	16.4%	5,562	5,174	388	7.5%
Utilities (9)	6,821	6,393	428	6.7%	29,726	28,475	1,251	4.4%
Supplies and repair (10)	4,397	4,255	142	3.3%	19,109	18,729	380	2.0%
Other	3,146	3,576	(430)	(12.0)%	13,696	13,988	(292)	(2.1)%
Real estate taxes	9,295	8,765	530	6.1%	38,399	36,708	1,691	4.6%
Property operating expenses	35,608	33,939	1,669	4.9%	151,732	146,152	5,580	3.8%
NET OPERATING INCOME (NOI)(1)	$93,981	$87,852	$6,129	7.0%	$382,210	$357,618	$24,592	6.9%

	As of December 31,
	2017	2016		Change	% Change
OTHER INFORMATION
Number of properties	231	231		—

MH occupancy (11)	96.9%
RV occupancy (11)	100.0%
MH & RV blended occupancy % (11)	97.3%	95.4%	(12)	1.9%

Sites available for development	5,087	6,263		(1,176)	(18.8)%

Monthly base rent per site - MH	$518	$500		$18	3.6%	(14)
Monthly base rent per site - RV (13)	$459	$441		$18	4.2%	(14)
Monthly base rent per site - Total	$510	$492		$18	3.6%	(14)

4th Quarter 2017 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	Change	% Change	2017	2016	Change	% Change
REVENUES:
Rental home revenue	$12,775	$12,084	$691	5.7%	$50,549	$47,780	$2,769	5.8%
Site rent included in Income from real property	16,027	15,436	591	3.8%	63,833	61,600	2,233	3.6%
Rental program revenue	28,802	27,520	1,282	4.7%	114,382	109,380	5,002	4.6%

EXPENSES:
Commissions	718	532	186	35.0%	2,620	2,242	378	16.9%
Repairs and refurbishment	1,914	3,537	(1,623)	(45.9)%	9,864	12,825	(2,961)	(23.1)%
Taxes and insurance	1,613	1,556	57	3.7%	6,102	5,734	368	6.4%
Marketing and other	934	1,032	(98)	(9.5)%	3,414	3,493	(79)	(2.3)%
Rental program operating and maintenance	5,179	6,657	(1,478)	(22.2)%	22,000	24,294	(2,294)	(9.4)%
NET OPERATING INCOME (NOI) (1)	$23,623	$20,863	$2,760	13.2%	$92,382	$85,086	$7,296	8.6%

Occupied rental home information as of December 31, 2017 and 2016:
Number of occupied rentals, end of period*	11,074	10,733	341	3.2%
Investment in occupied rental homes, end of period	$494,945	$457,691	$37,254	8.1%
Number of sold rental homes (YTD)*	1,168	1,089	79	7.3%
Weighted average monthly rental rate, end of period*	$917	$882	$35	4.0%

4th Quarter 2017 Supplemental Information     15          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	Change	% Change	2017	2016	Change	% Change
New home sales	$12,155	$10,505	$1,650	15.7%	$36,915	$30,977	$5,938	19.2%
Pre-owned home sales	23,934	18,015	5,919	32.9%	90,493	79,530	10,963	13.8%
Revenue from home sales	36,089	28,520	7,569	26.5%	127,408	110,507	16,901	15.3%

New home cost of sales	10,534	9,289	1,245	13.4%	31,578	26,802	4,776	17.8%
Pre-owned home cost of sales	16,581	12,328	4,253	34.5%	63,536	53,618	9,918	18.5%
Cost of home sales	27,115	21,617	5,498	25.4%	95,114	80,420	14,694	18.3%

NOI / Gross Profit (1)	$8,974	$6,903	$2,071	30.0%	$32,294	$30,087	$2,207	7.3%

Gross profit – new homes	$1,621	$1,216	$405	33.3%	$5,337	$4,175	$1,162	27.8%
Gross margin % – new homes	13.3%	11.6%	1.7%		14.5%	13.5%	1.0%
Average selling price – new homes*	$118,010	$105,050	$12,960	12.3%	$101,975	$94,156	$7,819	8.3%

Gross profit – pre-owned homes	$7,353	$5,687	$1,666	29.3%	$26,957	$25,912	$1,045	4.0%
Gross margin % – pre-owned homes	30.7%	31.6%	(0.9)%		29.8%	32.6%	(2.8)%
Average selling price – pre-owned homes*	$32,040	$27,213	$4,827	17.7%	$30,991	$27,974	$3,017	10.8%

Home sales volume:
New home sales*	103	100	3	3.0%	362	329	33	10.0%
Pre-owned home sales*	747	662	85	12.8%	2,920	2,843	77	2.7%
Total homes sold*	850	762	88	11.6%	3,282	3,172	110	3.5%

4th Quarter 2017 Supplemental Information     16          Sun Communities, Inc.

Acquisitions Summary - Properties Acquired in 2017 and 2016
(amounts in thousands except for statistical data)

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
REVENUES:
Income from real property	$44,082	$177,525
PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	5,475	21,835
Legal, taxes & insurance	435	1,701
Utilities	5,308	23,063
Supplies and repair	1,745	6,657
Other	3,362	12,928
Real estate taxes	3,671	13,889
Property operating expenses	19,996	80,073

NET OPERATING INCOME (NOI) (1)	$24,086	$97,452

		As of December 31, 2017
Other information:
Number of properties		119
Occupied sites (15)		23,275
Developed sites (15)		23,832
Occupancy % (15)		97.7%
Transient sites		7,135
Monthly base rent per site - MH		$635
Monthly base rent per site - RV (13)		$422
Monthly base rent per site - Total (13)		$520
Ancillary revenues, net (in thousands)		$2,663

Home sales:
Gross profit from home sales (in thousands)		$4,857
New homes sales		95
Pre-owned homes sales		266

Occupied rental home information:
Rental program NOI (1) (in thousands)		$934
Number of occupied rentals, end of period		392
Investment in occupied rental homes (in thousands)		$13,871
Weighted average monthly rental rate		$894

4th Quarter 2017 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RV’s)

COMMUNITIES	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
FLORIDA
Communities	123	121	121	121	121
Developed sites (15)	37,254	36,587	36,661	36,533	36,326
Occupied (15)	36,170	35,414	35,479	35,257	35,021
Occupancy % (15)	97.1%	96.8%	96.8%	96.5%	96.4%
Sites for development	1,485	1,469	1,368	1,359	1,461
MICHIGAN
Communities	68	68	68	67	67
Developed sites (15)	25,881	25,498	25,496	25,024	24,512
Occupied (15)	24,147	23,996	23,924	23,443	23,248
Occupancy % (15)	93.3%	94.1%	93.8%	93.7%	94.8%
Sites for development	1,371	1,752	1,752	1,798	2,414
TEXAS
Communities	21	21	21	21	21
Developed sites (15)	6,601	6,410	6,312	6,292	6,186
Occupied (15)	6,152	6,041	6,021	5,943	5,862
Occupancy % (15)	93.2%	94.2%	95.4%	94.5%	94.8%
Sites for development	1,100	1,277	1,345	1,387	1,474
CALIFORNIA
Communities	27	27	23	23	22
Developed sites (15)	5,692	5,693	4,894	4,865	4,862
Occupied (15)	5,639	5,630	4,834	4,804	4,793
Occupancy % (15)	99.1%	98.9%	98.8%	98.8%	98.6%
Sites for development	389	379	367	411	332
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (15)	3,634	3,620	3,564	3,451	3,368
Occupied (15)	3,634	3,620	3,564	3,451	3,368
Occupancy % (15)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,696	1,628	1,628	1,628	1,599
ARIZONA
Communities	11	11	11	11	11
Developed sites (15)	3,786	3,602	3,589	3,582	3,565
Occupied (15)	3,446	3,410	3,383	3,370	3,338
Occupancy % (15)	91.0%	94.7%	94.3%	94.1%	93.6%
Sites for development	—	269	269	269	358
INDIANA
Communities	11	11	11	11	11
Developed sites (15)	2,900	2,900	2,900	2,900	2,900
Occupied (15)	2,756	2,759	2,758	2,741	2,724
Occupancy % (15)	95.0%	95.1%	95.1%	94.5%	93.9%
Sites for development	466	330	330	330	316

4th Quarter 2017 Supplemental Information     18          Sun Communities, Inc.

Property Summary
(includes MH and Annual RV’s)

COMMUNITIES	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
OHIO
Communities	9	9	9	9	9
Developed sites (15)	2,759	2,757	2,735	2,719	2,715
Occupied (15)	2,676	2,676	2,643	2,623	2,595
Occupancy % (15)	97.0%	97.1%	96.6%	96.5%	95.6%
Sites for development	75	75	75	75	—
COLORADO
Communities	8	8	8	8	8
Developed sites (15)	2,335	2,335	2,335	2,335	2,335
Occupied (15)	2,325	2,318	2,326	2,329	2,325
Occupancy % (15)	99.6%	99.3%	99.6%	99.7%	99.6%
Sites for development	650	670	656	656	656
OTHER STATES
Communities	57	57	57	56	56
Developed sites (15)	15,194	14,957	14,891	14,567	14,313
Occupied (15)	14,587	14,532	14,439	14,130	13,919
Occupancy % (15)	96.0%	97.2%	97.0%	97.0%	97.3%
Sites for development	2,385	2,540	2,582	1,977	1,727
TOTAL - PORTFOLIO
Communities	350	348	344	342	341
Developed sites (15)	106,036	104,359	103,377	102,268	101,082
Occupied (15)	101,532	100,396	99,371	98,091	97,193
Occupancy % (15)(16)	95.8%	96.2%	96.1%	95.9%	96.2%
Sites for development	9,617	10,389	10,372	9,890	10,337
% Communities age restricted	33.7%	33.6%	32.8%	33.0%	33.1%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	6,074	6,133	6,244	6,467	6,497
Texas	1,373	1,392	1,403	1,412	1,407
Ontario, Canada	1,248	1,262	1,314	1,451	1,500
Arizona	1,096	1,012	1,025	1,032	1,049
New Jersey	917	1,016	1,028	1,059	1,042
California	806	808	808	840	513
New York	614	623	630	588	830
Maine	596	529	533	543	555
Indiana	520	520	520	520	502
Michigan	256	258	260	210	204
Ohio	145	147	169	194	198
Other locations	2,211	2,215	2,253	1,966	1,997
Total transient RV sites	15,856	15,915	16,187	16,282	16,294

4th Quarter 2017 Supplemental Information     19          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring
	Capital	Recurring
	Expenditures	Capital	Lot		Expansion &	Revenue
	Average/Site*	Expenditures (17)	Modifications (18)	Acquisitions (19)	Development (20)	Producing (21)
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990
2016	$211	$17,613	$19,040	$1,822,564	$47,958	$2,631
2015	$230	$20,344	$13,961	$1,214,482	$28,660	$4,497

4th Quarter 2017 Supplemental Information     20          Sun Communities, Inc.

Operating Statistics for Manufactured Homes and Annual RV’s

	Resident	Net Leased	New Home	Pre-owned	Brokered
LOCATIONS	Move-outs	Sites (22)	Sales	Home Sales	Re-sales
Florida	1,133	746	165	349	1,175
Michigan	459	609	34	1,394	134
Texas	225	290	25	335	30
Ontario, Canada	179	266	28	36	226
Arizona	60	108	29	23	183
Indiana	54	32	1	217	19
Ohio	89	81	—	117	5
Colorado	10	—	6	146	54
California	33	25	12	18	42
Other locations	497	249	62	285	138
Year Ended December 31, 2017	2,739	2,406	362	2,920	2,006

	Resident	Net Leased	New Home	Pre-owned	Brokered
TOTAL FOR YEAR ENDED	Move-outs	Sites (22)	Sales	Home Sales	Re-sales
2016	1,722	1,686	329	2,843	1,655
2015	1,344	1,905	273	2,210	1,244

	Resident	Resident
PERCENTAGE TRENDS	Move-outs	Re-sales
2017	1.9%	6.6%
2016	2.0%	6.1%
2015	2.0%	5.9%

4th Quarter 2017 Supplemental Information     21          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and recurring earnings before interest, tax, depreciation and amortization (“Recurring EBITDA”) as supplemental performance measures. We believe FFO, NOI, and Recurring EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. Recurring EBITDA, a metric calculated as EBITDA exclusive of certain nonrecurring items, provides a further tool to evaluate ability to incur and service debt and to fund dividends and other cash needs. Additionally, FFO, NOI, and Recurring EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from net income (loss). Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). We believe that this provides investors with another financial measure of our operating performance that is more comparable when evaluating period-over-period results.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income (loss), cash flow from operating activities, investing activities and financing activities, provide investors with an indication of our ability to service debt and to fund acquisitions and other expenditures. Other REITs may use different methods for calculating FFO, accordingly, our FFO may not be comparable to other REITs.

NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Because of the inclusion of items such as interest, depreciation, and amortization, the use of net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant

4th Quarter 2017 Supplemental Information     22          Sun Communities, Inc.

costs, therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations. The Company believes that net income (loss) is the most directly comparable GAAP measurement to EBITDA.

(2) The consideration amounts presented with respect to acquired communities represent the economic transaction and do not meet the fair value purchase accounting required by GAAP.

(3) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate /amount.

(4) Other income / (expense), net was as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Contingent liability remeasurement gain / (loss)	$4,139	(181)	$3,035	$(181)
Foreign currency translation gain / (loss)	(497)	(5,005)	5,947	(5,005)
Gain on acquisition of property	—	510	—	510
Other income / (expense), net	$3,642	$(4,676)	$8,982	$(4,676)

(5) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(6) The effect of certain anti-dilutive convertible securities is excluded from these items.

(7) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. Site rent is reflected in Real Property NOI. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.

(8) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.

(9) Same Community results net $6.8 million and $6.4 million of utility revenue against the related utility expense in property operating and maintenance expense for the three months ended December 31, 2017 and 2016, respectively, and $26.9 million and $25.8 million for the years ended December 31, 2017 and 2016, respectively.

(10) Same Community property operating and maintenance expense for the year ended December 31, 2016, excludes $0.1 million of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(11) The Same Community occupancy percentage for 2017 is derived from 80,407 developed sites, of which 78,257 were occupied. The number of developed sites excludes RV transient sites and approximately 1,800 recently completed but vacant MH expansion sites.

(12) The Same Community occupancy percentage for 2016 has been adjusted to reflect incremental growth period-over-period from filled expansion sites and the conversion of transient RV sites to annual RV sites.

(13) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.

(14) Calculated using actual results without rounding.

4th Quarter 2017 Supplemental Information     23          Sun Communities, Inc.

(15) Includes MH and annual RV sites, and excludes transient RV sites, as applicable.

(16) At December 31, 2017, total portfolio MH occupancy was 94.6 percent (including the impact of approximately 1,800 recently completed but vacant expansion sites) and annual RV occupancy was 100.0 percent.

(17) Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.

(18) Includes capital expenditures which improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities which are mandated by strict manufacturer’s installation requirements and state building code include items such as new foundations, driveways, and utility upgrades.

(19) Acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. Acquisitions for the twelve months ended December 31, 2017 also include $84.0 million of capital improvements identified during due diligence that are necessary to bring the community to the Company’s standards. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.

(20) Expansion and development costs consist primarily of construction costs and costs necessary to complete home site improvements.

(21) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.

(22) Net leased sites do not include occupied sites acquired during that year.

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

4th Quarter 2017 Supplemental Information     24          Sun Communities, Inc.